Exhibit 99.(d)(2)(D)(iii)

AMENDMENT TO

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

This Second Amendment to the American Beacon Funds Investment Advisory Agreement (“Amendment”) is made effective the 9th day of February 2022 by and among American Beacon Funds, a Massachusetts Business Trust (the “Trust”), American Beacon Advisors, Inc., a Delaware Corporation (the “Manager”), and Hotchkis and Wiley Capital Management LLC (the “Adviser”).

WHEREAS, the Trust, Manager, and Adviser entered into an Investment Advisory Agreement dated as of April 30, 2015 (as amended, supplemented, restated or otherwise modified, the “Agreement”), and

WHEREAS, the parties desire to amend certain provisions of the Agreement, as more particularly set for the below.

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.	Amendment to the Agreement

Effective February 9, 2022, Schedule A to the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Miscellaneous

(a)       Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b)      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

Hotchkis and Wiley Capital Management LLC		American Beacon Advisors, Inc.
By:	/s/ Anna Marie Lopez	By:	/s/ Jeffrey K. Ringdahl
Name:	Anna Marie Lopez		Jeffrey K. Ringdahl
Title:	Chief Operating Officer		President and Chief Operating Officer

American Beacon Funds
By:	/s/ Gene L. Needles, Jr.
Name:	Gene L. Needles, Jr.
Title:	President
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Amended Schedule A

to the

American Beacon Funds

Investment Advisory Agreement

Among

American Beacon Funds,

American Beacon Advisors, Inc.,

and

Hotchkis and Wiley Capital Management LLC

Effective February 9, 2022

American Beacon Funds (the “Trust”) shall pay compensation to Hotchkis and Wiley Capital Management LLC (the “Adviser”) pursuant to Section 4 of the Investment Advisory Agreement among the Trust. American Beacon Advisors, Inc., and the Adviser for rendering investment management services with respect to the American Beacon Large Cap Value Fund. American Beacon Balanced Fund, and American Beacon Small Cap Value Fund in accordance with the following annual percentage rates:

I.	Large Cap Value Portfolio

American Beacon Large Cap Value Fund and

American Beacon Balanced Fund Assets

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In calculating the amount of assets under management solely for the purpose of determining the applicable percentage rate for Large Cap Value Portfolio assets, there shall be included all other assets managed by the Adviser on behalf of other clients of American Beacon Advisors. Inc. (“Large Cap Equity Assets”) except for the Small Cap Value Portfolio.

II.	Small Cap Value Portfolio

American Beacon Small Cap Value Fund

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The fee rate to be charged for the Small Cap Value Portfolio will commence with the applicable tier of the Small Cap Value Portfolio fee schedule after taking into consideration the Large Cap Equity assets.

If the management of a Portfolio commences or terminates at any time other than the beginning or end of a calendar quarter, or month, the fee shall be prorated based on the portion of such calendar quarter or month. as applicable, during which the Agreement was in force.

To the extent that a Portfolio invests all of its investable assets (i.e., securities and cash) in another investment company, however, no portion of the. advisory fee attributable to the Portfolio as specified above shall be paid for the period that the Portfolio’s assets are so invested.

DATED: as of the 9th day of February, 2022

Hotchkis and Wiley Capital Management LLC		American Beacon Advisors, Inc.
By:	/s/ Anna Marie Lopez	By:	/s/ Jeffrey K. Ringdahl
Name:	Anna Marie Lopez		Jeffrey K. Ringdahl
Title:	Chief Operating Officer		President and Chief Operating Officer

American Beacon Funds
By:	/s/ Gene L. Needles, Jr.
Name:	Gene L. Needles, Jr.
Title:	President
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